UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On December 19, 2016, MYR Group Inc. (the “Company”) issued a press release announcing that on January 1, 2017, William A. Koertner, 67, will step down as the Company’s President and Chief Executive Officer. Mr. Koertner will continue in his role as executive chairman of the Company’s Board of Directors (the “Board”). The Board has appointed current Executive Vice President and Chief Operating Officer, Richard S. “Rick” Swartz, 53, to succeed Mr. Koertner as President and Chief Executive Officer, effective January 1, 2017.

Mr. Swartz has over 30 years of experience in the electrical construction industry beginning with the C&I segment at Sturgeon Electric Company, Inc., a subsidiary of the Company, in the early 1980s. Before his September 2016 promotion to Executive Vice President and Chief Operating Officer of the Company, Mr. Swartz had served as Senior Vice President and Chief Operating Officer since May 2011. Mr. Swartz served as Senior Vice President from August 2009 to May 2011, and as Group Vice President from 2004 to 2009.

In connection with the foregoing changes, the Company entered into an amendment to Mr. Swartz’s employment agreement, which amendment provides for an increase in annual base salary to $565,000.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K with respect to Mr. Swartz is incorporated by reference to the Company’s definitive proxy statement for its 2016 annual meeting of shareholders, as filed with the Securities and Exchange Commission on March 23, 2016.

The Company also entered into an amended and restated employment agreement with Mr. Koertner regarding his continuing service as executive chairman of the Board, which agreement has a term ending March 31, 2018. Under the amended and restated employment agreement, Mr. Koertner is eligible for an annual salary of $350,000 and, for 2017, a target bonus equal to 100% of his base salary.

Pursuant to the amended and restated employment agreement, if Mr. Koertner’s employment is terminated without cause, or he resigns with good reason, he will be entitled to the remainder of his 2017 salary and target bonus for 2017 plus an amount equal to the value of a portion of the number of shares of restricted stock and performance shares previously granted to Mr. Koertner that are forfeited upon such termination.

In addition, the amended and restated employment agreement provides for an award of time-based restricted stock in an amount and on terms comparable to annual awards made to non-employee members of the Board, with immediate vesting if Mr. Koertner ceases to be a member of the Board.

Appointment of Tod M. Cooper

On December 16, 2016, the Board appointed Tod M. Cooper, 52, as Senior Vice President and Chief Operating Officer T&D, effective January 1, 2017. Mr. Cooper currently serves as a Senior Vice President for the Company and was appointed to this position in August 2013. Mr. Cooper served as Group Vice President, East from 2009 to 2013 and Vice President T&D, East from 2006 to 2009. Mr. Cooper has held a number of additional positions since joining the Company in 1989, including business development manager, regional manager, district manager, and estimator.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Cooper and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Cooper and any other person pursuant to which Mr. Cooper was appointed. There are no transactions in which Mr. Cooper has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the Mr. Cooper’s promotion, the Company entered into an amendment to Mr. Cooper’s employment agreement, which amendment provides for an increase in annual base salary to $365,000.

Appointment of Jeffrey J. Waneka

On December 16, 2016, the Company’s Board appointed Jeffrey J. Waneka, 55, as Senior Vice President and Chief Operating Officer C&I, effective January 1, 2017. Mr. Waneka currently serves as President of subsidiary company Sturgeon Electric Company, Inc. and was appointed to this position in February 2015. Mr. Waneka served as Group Vice President, C&I from 2014 to 2015 and Vice President, C&I from 2009 to 2014. Mr. Waneka has held a number of additional positions since joining the Company in 1991, including regional manager, director business development and district manager.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Waneka and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Waneka and any other person pursuant to which Mr. Waneka was appointed. There are no transactions in which Mr. Waneka has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Waneka’s appointment to the position of Senior Vice President and Chief Operating Officer C&I, the Company expects to enter into an employment agreement with Mr. Waneka (the "Waneka Employment Agreement"), with an effective date of January 1, 2017. Under the Waneka Employment Agreement, Mr. Waneka is eligible to receive a base salary of $280,000 per year, an annual bonus and is eligible to participate in all incentive, 401(k), profit sharing, retirement and welfare benefit plans, policies and arrangements generally applicable to our other similarly-situated executive officers. Subject to prior notice, the Waneka Employment Agreement automatically renews annually for an additional one-year term following an initial term that expires on December 20, 2017. The Waneka Employment Agreement contains non-competition covenants restricting the ability of Mr. Waneka from competing with us, soliciting our clients or recruiting our employees during the term of his employment and for a period of one year thereafter, as well as prohibiting him from disclosing confidential information and trade secrets of the Company.

Under the Waneka Employment Agreement, if Mr. Waneka’s employment is terminated without cause, or he resigns with good reason, Mr. Waneka would be eligible to receive a lump sum severance payment equal to (1) two times the sum of his base salary and target bonus (or three times, in the case of a termination without cause or for good reason within one year following a "change of control" (as defined in the Waneka Employment Agreement)) plus (2) the cost of maintaining COBRA continuation coverage for himself and his dependents for 24 months. The Waneka Employment Agreement does not provide for any golden parachute excise tax gross up.

This foregoing descriptions of the terms of Mr. Koertner’s amended and restated employment agreement, the amendments to the employment agreements of Messrs. Swartz and Cooper, and the employment agreement of Mr. .Waneka, are qualified in their entirety by reference to the terms and conditions of such agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 7.01	Financial Statements and Exhibits.

In connection with the appointments described in Item 5.02, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

99.1	MYR Group Inc. Press Release dated December 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: December 19, 2016	By:	/s/ Gerald B. Engen, Jr.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal
Officer and Secretary

exhibit index

Exhibit No.	Description
99.1	MYR Group Inc. Press Release dated December 19, 2016.